                                                                     Exhibit 4.6

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS. THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET OUT IN A CERTAIN INVESTOR RIGHTS AGREEMENT DATED JULY 23,1999.


                          NET-tel Communications, Inc.
                                Washington, D.C.

                          ----------------------------

                             STOCK PURCHASE WARRANT

                          ----------------------------

                                 August 2, 1999


1. Grant. NET-tel Communications, Inc. a Delaware corporation (hereinafter, the Company), for value received hereby grants to Allied Capital Corporation, a Maryland corporation or its registered assigns (hereinafter, Holder), or its nominee, under the terms herein, the right to purchase 474,159.68 of the fully paid and non-assessable shares of the Company's authorized but unissued $0.0001 par value common stock. The $0.0001 par value common shares of the Company are sometimes hereinafter referred to as Common Stock. The Common Stock shares issuable under this Warrant are sometimes hereinafter referred to as the Warrant Shares. The number of Warrant Shares stated above is subject to certain antidilution and other adjustments as set out below. Such number, as it may be adjusted from time-to-time, is hereinafter referred to as the Warrant Number.

2. Warrant Purchase Agreement. This Warrant has been issued under the terms of a Common Stock Warrant Purchase Agreement among the Company, the Holder and certain other parties, dated this date (the Warrant Purchase Agreement); capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant Purchase Agreement. This Warrant evidences the obligation of the Company to issue shares of its capital stock, in the aggregate, corresponding to One and Eight-Tenths percent (1.8%) of such stock, calculated on a Fully-Diluted Basis as of Closing. The Holder is entitled to the benefits of the Warrant Purchase Agreement and all of the exhibits thereto, and reference is made thereto for a description of the rights and remedies thereunder.

3. Term. The right to exercise this Warrant shall expire seven (7) years after the date hereof.

4. Exercise Price. The exercise price of this Warrant (the Exercise Price) shall be $100, expressed for the entire Warrant, not on a per-share basis.

5.   Anti-dilution and Other Adjustments.

     (a) Issuance of Additional Stock; Increase in Warrant Number. If the Company at any time after the date hereof shall issue or be deemed to have issued any Additional Stock for a per-share consideration less than the Base Price in effect immediately prior to such issuance or deemed issuance, the Warrant Number after such issuance shall increase to equal the number determined by multiplying the Warrant Number in effect immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Common Stock issued and outstanding (or deemed issued) on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for such Additional Stock would purchase at the Base Price immediately prior to such issuance, and
(ii) the numerator of which shall be the number of shares of Common Stock issued and outstanding (or deemed issued) on a Fully Diluted Basis immediately after such issuance; provided, however, that the Warrant Number shall not increase in the event of any issuance of Additional Stock that is either Employee Stock or Excluded Stock as defined in this sub-paragraph. Employee Stock shall mean
                                                 --------------
Common Stock, and/or options, warrants or other rights to purchase Common Stock,
(i) issued or granted to officers, directors, employees or agents of the Company or any subsidiary of the Company pursuant to any employee stock option plan or arrangement, employee stock purchase plan or arrangement, or other equity incentive, bonus, or similar plan or arrangement approved by the board of directors of the Company (the Board of Directors), provided the total does not exceed twenty percent (20%) of the shares of Common Stock then outstanding and/or issuable upon conversion of the outstanding convertible securities, options, warrants or other rights to acquire Common Stock (the Fully Diluted Common Stock); (ii) issued or granted pursuant to written agreements with "branchisees" or similar agreements with "branchisees" or similar agents of the Company or any subsidiary, provided that any options, warrants or other rights granted thereunder with respect to Common Stock shall be exercisable at not less than fair market value (as determined by the Board of Directors) as of the date of grant; and provided further, that the total shares of Common Stock issuable
              ----------------
upon the exercise of all such options, warrants or other rights shall not exceed five percent (5%) of the Fully Diluted Common Stock as of any such grant date; or (iii) approved by the holders of at least 66 2/3% of the shares of Series B preferred stock of the Company (the Series B Stock) then outstanding, voting separately as a class. Excluded Stock shall mean (i) Common Stock issuable upon
                       --------------
conversion of shares of Series B Stock which were issued for a consideration of $7,730 or more per Series B Stock share, (ii) Employee Stock, or (iii) Common Stock issuable upon the exercise of this Warrant.

     (b) Decrease in Base Price. The Base Price shall initially be $7.73 per share. Whenever the Warrant Number increases according to sub-paragraph (a) above, the Base Price shall thereupon decline according to the following equation:

                                X = (AP + C) / B
wherein

X = the Base Price to be in effect immediately after the subject issuance or sale;

A = the number of shares of Common Stock issued and outstanding (or deemed to be issued) on a Fully Diluted Basis immediately before such issuance or sale;

B = the number of shares of Common Stock issued and outstanding (or deemed to be issued) on a Fully Diluted Basis immediately after such issuance or sale;

P = the Base Price as in effect immediately prior to such issuance or sale; and

C = the net consideration received for such issuance or sale.

     (c) Options and Warrants. If the Company shall at any time other than pursuant to this Warrant or with respect to Employee Stock or Excluded Stock, issue or grant any options or rights to subscribe for or to purchase Common Stock, all shares of Common Stock which the holders of such options or rights shall be entitled to subscribe for or to purchase thereunder shall be deemed to be issued as of the date of the issuing or granting of such options or rights; and the minimum aggregate consideration specified in such options or rights for the shares covered thereby, plus the cash consideration, if any, received by the Company for the issuance of such options or rights, shall be deemed to be the consideration actually received by the Company for the issuance of such shares; except as may be provided in subparagraph (n) below, no further adjustments to the Warrant Number or the Base Price shall be made upon the actual issuance of Common Stock upon exercise of such options or rights;

     (d) Convertible Securities. If the Company shall at any time other than pursuant to this Warrant or with respect to Employee Stock or Excluded Stock, issue any stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, then such issuance shall be deemed to be an issuance (as of the date of issue of such stock or obligations) of the total maximum number of shares of Common Stock necessary to effect the exchange or conversion of all such stock or obligations. The amount received or receivable by the Company in consideration for the issuance of such stock or obligations (deducting therefrom any commissions or expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance), plus the minimum aggregate amount of premiums, if any, payable to the Company upon exchange or conversion, shall be deemed to be the consideration actually received by the Company for such Common Stock; except as may be provided in subparagraph (n) below, no further adjustments to the Warrant Number or the Base Price shall be made upon the actual issuance of Common Stock upon the conversion or exchange of such stock or obligations;

     (e) Calculation of Consideration. In the case of an issuance of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net proceeds received for such shares, deducting therefrom any commissions or expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares; provided, however, that in any such case where the shares of
                -----------------
Common Stock so issued are part of a unit or combination of securities of the Company consisting of one or more shares of Common Stock and other securities of the Company, if the amount of the cash consideration received by the Company for the Stock so issued is not deterrminable at the time of such issuance, such amount shall be deemed to be such portion of the total cash consideration received by the Company for such units or combinations as reasonably determined in good faith by the Company's Board of Directors, regardless of the accounting treatment thereof by the Company;

     (f) Non-Cash Consideration. In the case of an issuance (other than as a dividend or other distribution on any Common Stock or upon conversion or exchange of other securities of the Company) of shares of Additional Stock for a consideration part or all of which shall be other than cash, the amount of such consideration other than cash shall for purposes of this Warrant be the fair market value of such consideration as reasonably determined in good faith by the Company's Board of Directors regardless of the accounting treatment thereof by the Company;

     (g) Resale of Treasury Stock. The sale or other disposition of any shares of Common Stock of the Company or other securities held in the treasury of the Company today, or of any securities resulting from any reclassification or reclassifications of such shares or other securities which were effected while they were held in the treasury of the Company, shall be deemed an issuance thereof; provided, however, that if any such share or other security is sold or disposed of and subsequently re-acquired by the Company, no future sale or other disposition thereof shall be deemed an issuance thereof.

     (h) Stock Split or Dividend. In case the shares of Common Stock at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares of Common Stock, by stock-split, reverse split or otherwise, or in case shares of Common Stock shall be issued as a stock dividend, the Warrant Number and the Base Price, shall be increased or decreased, as applicable, to amounts which shall bear the same relation to the Warrant Number and the Base Price in effect immediately prior to such subdivision, combination or stock dividend as the total number of shares of Common Stock issued and outstanding (or deemed issued) immediately prior to such subdivision, combination or stock dividend shall bear to the total number of shares of Common Stock issued and outstanding (or deemed issued) immediately after such subdivision, combination or stock dividend; an adjustment pursuant to this subparagraph shall become effective immediately after the effective date of such subdivision, combination or stock dividend, retroactive to the record date (if any) for such subdivision, combination or stock dividend;

     (i) Adjustment for initial Errors. The Warrant Number specified in paragraph 1 above was calculated upon the Company's representation of the amount of outstanding Common Stock on a Fully Diluted Basis as of Closing and with the intention that the full exercise of this Warrant will result in the holders thereof obtaining Common Stock constituting a certain percentage of the Company's equity securities, calculated on such basis. If for any reason it shall hereafter be determined that such representation is incorrect and the actual amount of such Common Stock corresponding to such percentage is greater than as specified in paragraph 1, then the Company or the Holder (whichever shall discover such error) shall notify the other of such determination and the Company shall forthwith reissue this Warrant, with an appropriate proportional adjustment in the Warrant Number to be effective from the date hereof.

     (j) Merger. In case of any capital reorganization, or any reclassification of the Common Stock of the Company, or in case of any consolidation of the Company with or the merger of the Company into any other entity (other than a consolidation or merger in which the Company is the surviving entity), this Warrant shall after such reorganization, reclassification, consolidation or merger be exercisable upon the terms and conditions specified herein, for the number of shares of stock or other securities or property of the Company, or of the other entity resulting from such consolidation or surviving such merger (as the case may be), which the holder of this Warrant would have been entitled to receive, under the terms of such reorganization, reclassification, consolidation or merger, if this Warrant had been exercised in full prior to such reorganization, reclassification, consolidation or merger. In any such case, if necessary, the provision set forth in this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subparagraph. The Company shall not effect any such consolidation or merger unless, prior to or simultaneously with the consummation thereof, the surviving entity (if other than the Company) resulting from such consolidation or merger shall assume, by written agreement executed and delivered to the Company, the obligation to deliver to the Holder such shares of stock, securities or assets to which in accordance with the foregoing provisions, such Holder may be entitled, as well as any other obligations arising under this Warrant;

     (k) Dividends in Kind. If the Company shall declare a dividend upon Common Stock payable other than from earnings or earned surplus or other than in shares of Common Stock or stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, the holder of this Warrant shall, upon exercise hereof in whole or in part, be entitled, in addition to the shares of Common Stock deliverable upon such exercise, to the cash, stock or other securities or property which Holder would have received as dividends if continuously since the date hereof such Holder

          (i) had been the holder of record of the Common Stock deliverable upon such exercise, and

          (ii) had retained all dividends in stock or other securities (other than shares of Common Stock or such convertible or exchangeable stock or obligations) paid or payable in respect of such Common Stock or in respect of any such stock or other securities so paid or payable as such dividends.

For purposes of this subparagraph, a dividend payable other than in cash shall be considered to be payable from earnings or earned surplus only to the extent that such earnings or earned surplus shall be charged in an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company;

     (l) Adjustments to Numbers of Other Securities. If as a result of any provision of this paragraph 5 the Holder shall become entitled to acquire any securities of the Company other than or in addition to Common Stock, the number or amount of such other securities to which the Holder is entitled shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions applicable to the Warrant Number, and the provisions of this paragraph with respect thereto shall apply as nearly as may be practicable to such other securities.

     (m) De Minimis. Anything in this paragraph to the contrary notwithstanding, no adjustment shall be made hereunder in any case where the increase in the Warrant Number would be less than one (1) share of Common Stock; but in such case any adjustment that would otherwise be made shall be delayed and the adjustment shall be made only after the next issuance or deemed issuance of Additional Stock which, together with any and all such issuances, shall entitle Holder to receive at least one (1) whole additional share of such stock;

     (n) Changes to Options and Convertible Securities. Upon any change to the consideration specified in any option or night described in subparagraph (c), above for the Common Stock issuable thereunder, or to the rate of conversion or exchange specified in any stock or obligation described in subparagraph (d) above, in any case where the issuance or grant thereof had previously been the basis for an adjustment of the Warrant Number and the Base Price, the Warrant Number and the Base Price then in effect shall forthwith be readjusted to the Warrant Number and the Base Price which would have been in effect if the adjustments made upon the original issuance or grant thereof had been made on the basis of such consideration or rate as so changed. Upon the exercise of options or rights described in subparagraph (c) hereof, in any case where the issuance or grant thereof had previously been the basis for an adjustment of the Warrant Number and the Base Price, if the actual aggregate consideration received for the shares covered thereby is greater than the minimum consideration which was deemed to have been received according to such subparagraph, the Warrant Number and the Base Price in effect at the time of such exercise shall forthwith be readjusted to the Warrant Number and the Base Price which would have been in effect if the adjustment made upon the issuance or grant thereof had been made on the basis of such consideration actually received. Likewise, upon the conversion or exchange of stock or obligations described in subparagraph (d), above, in any case where the issuance thereof had previously been the basis for an adjustment of the Warrant Number and the Base Price, if the actual number of shares of Common Stock issued upon such conversion or exchange shall be less than the maximum number deemed, according to such subparagraph, to have been issued, or if the actual aggregate premium paid to the Company upon such conversion or exchange shall be greater than the minimum premium deemed (according to such subparagraph,) to have been paid, the Warrant Number and the Base Price in effect at the time of such conversion or exchange shall forthwith be readjusted to the Warrant Number and the Base Price which would have been in effect if the adjustment on the original issuance thereof had been made on the basis of the actual number of shares issued or, (as the case may be) the actual premium paid.

     (o) Expiration of Options; Retirement of Convertible Securities. Upon the expiration or lapse of options or rights described in subparagraph (c) above in any case where the issuance or grant thereof had previously been the basis for an adjustment of the Warrant Number and the Base Price, the Warrant Number and the Base Price then in effect shall forthwith be readjusted to the Warrant Number and the Base Price which would have been in effect if the adjustments made upon the original issuance or grant of such options or rights had excluded from the calculation of Common Stock issued and outstanding (or deemed issued) immediately after such issuance or grant, all Common Stock which the holders of such expired or lapsed options or rights had been entitled to acquire thereunder, and had excluded from the calculation of consideration deemed to have been received by the Company, the consideration deemed by the terms of sub-paragraph (c) to have been received for such expired or lapsed options or warrants. Upon the retirement without conversion or exchange of obligations described in subparagraph (d) above in any case where the issuance thereof had previously been the basis for an adjustment of the Warrant Number and the Base Price, the Warrant Number and the Base Price then in effect shall forthwith be readjusted to the Warrant Number and the Base Price which would have been in effect if the adjustments made upon the original issuance of such obligations had excluded from the calculation of Common Stock issued and outstanding (or deemed issued) immediately after such issuance, all Common Stock which the holders of such retired obligations had been entitled to acquire thereunder, and had excluded from the calculation of consideration deemed to have been received by the Company, all consideration deemed, by the terms of subparagraph (d), to have been received for such retired obligations.

6. Covenants As To Par Value, Authority and Charges. If at any time the per share exercise price of this Warrant shall be less than the par value of one share of Common Stock, the Company shall take such action as shall be necessary to reduce such par value to an amount less than the per share exercise price of this Warrant. The Company shall take such action as shall be necessary to maintain the authority to issue validly, upon exercise hereof according to the terms herein, the number of shares of Common Stock provided herein, and shall cause such shares, upon payment of the Exercise Price, to be fully paid, free of preemptive rights and free from all taxes, liens, security interests and charges with respect to the issuance thereof.

7. Notice of Stock Sales and Other Adjustments. Whenever there is an issuance or sale of Additional Stock, the Company shall promptly place on file at the Company's principal office a certificate signed by its Chief Financial Officer stating the per-share price applicable to the transaction, a detailed calculation of such price, the number of shares of Common Stock sold or issued, the consideration received, and all fees and expenses incurred, and further describing the transaction in detail and the adjustments (if any) to the Base Price and the Warrant Number resulting therefrom; and cause a copy of such certificate to be sent to the Holder. Whenever the number of Warrant Number or the Base Price shall change other than upon the issuance of Additional Stock, the Company shall promptly notify the Holder in writing of such change and deliver to Holder a statement setting forth the Warrant Number and the Base Price after such adjustment(s), and a brief statement of the facts requiring such adjustment(s) and the computation by which such adjustment(s) was made.

8. Holder's Rights to Redemptions and Dividends. The Holder shall be entitled to a ratable portion of any redemption of stock by the Company from Gold & Appel Transfer, S.A., James Kenefick, or any other owner of at least fifteen percent of the Common Stock (a Qualifying Redemption). If the Company makes a Qualifying Redemption or otherwise purchases for value any of its Common Stock from any owner of stock described in the preceding sentence prior to full exercise of this Warrant, the Company shall provide to the Holder at the time of the exercise hereof, in addition to the Warrant Shares, the same proceeds the Holder would have been entitled to receive if this Warrant had been exercised in full prior to the record date for such redemption and Holder had been entitled to have a ratable portion of its Warrant Shares redeemed at the same price per Share. Likewise, the Holder will be entitled to a ratable portion of any dividends or other distributions paid by the Company. If the Company pays any dividend or makes any distribution (whether in cash, property or securities) to the holders of Common Stock prior to full exercise of this Warrant, then the Company shall provide the Holder, at the time of exercise hereof, in addition to the Warrant Shares, the same proceeds the Holder would have been entitled to receive on the Warrant Shares if this Warrant had been exercised in full prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined.

9.   Exercise Procedure.

     (a) Unconditional Subscription. This Warrant may be exercised by presenting it and tendering the aggregate Exercise Price in legal tender or by bank's, cashier's or certified check to the Company at its address specified in the Warrant Purchase Agreement, along with written subscription substantially in the form of Exhibit 9.00 hereof. The date on which this Warrant is thus
            ------------
presented, accompanied by tender or payment as hereinbefore or hereinafter provided, is referred to herein as the Exercise Date. The Company shall forthwith at its expense (including the payment of issue taxes), issue and deliver the proper number of shares of Common Stock, and such shares shall be deemed validly issued for all purposes as of the opening of business on the Exercise Date regardless of any delay in the actual issuance.

     (b) Conditional Exercise. This Warrant may also be exercised conditionally in contemplation of the future consummation of one or more transactions, by presenting it and tendering the aggregate Exercise Price in the manner specified in subparagraph (a) above, along with a notice clearly stating the conditional nature of the exercise, specifying the conditions precedent to the exercise in reasonable detail and the date after which the exercise shall be deemed withdrawn if such conditions remain unsatisfied, and otherwise containing the information called for in Exhibit 9.00. Upon such presentment, tender and
                          ------------
notice, if the specified conditions are satisfied within the specified period without prior revocation of the exercise by Holder, the Company shall forthwith issue and deliver the proper number of shares of Common Stock in the manner described above. In such case, the date on which the last remaining condition was met shall be referred to herein as the Exercise Date, and such shares shall be deemed validly issued for all purposes as of the opening of business on such exercise date, regardless of any delay in the actual issuance. If, on the other hand, after any such presentment, tender and notice, any condition is unsatisfied on the specified date, or if the Holder revokes such exercise in writing prior to the satisfaction of all conditions, the Company shall forthwith return this Warrant and the Exercise Price to the Holder and this Warrant shall be deemed not to have been exercised.

10. Exchange of Shares for Exercise Price. The Holder at its option may provide the Exercise Price under this Warrant by reducing the number of shares for which the Warrant is otherwise exercisable by the number of shares having fair market value equal to the Exercise Price. In such a case, delivery of the Exercise Price shall be effected by Holder's written notice to the Company of such reduction. For purposes hereof, the average of any publicly-reported closing bid and asked prices for the Common Stock on the last ten (10) trading days prior to the Exercise Date, shall be deemed to be the fair market value of the Common Stock.

11. Sale or Exchange of Company or Assets. If prior to the exercise in full hereof, the Company sells or exchanges all or substantially all of its assets, or all or substantially all the outstanding Common Stock is sold or exchanged to any party other than the Holder, then the Holder at its option may receive upon exercise hereof, in lieu of the Warrant Shares, such money or property it would have been entitle to receive if this Warrant had been exercised in full prior to such sale or exchange.

12. Resale of Warrant or Shares. Neither this Warrant nor other shares of common stock issuable upon exercise hereof, have been registered under the Securities Act of 1933 as amended, or under the securities laws of any state.
----------------------
Neither this Warrant nor any shares when issued may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or the shares, as the case may be, under the Securities Act of 1933 as amended and such registration or qualification as may
----------------------
be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the shares issued upon exercise hereof prior to said registration and qualification of such shares to bear the following legend:

          The shares evidenced by this certificate have not been registered under the Securities Act of 1933 as amended, or under the securities
                    ----------------------
          laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or
                    ----------------------
          qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.

13. Transfer. This Warrant shall be registered on the books of the Company which shall be kept at its principal office for that purpose, and shall be transferable in whole or in part but only on such books by the Holder in person or by duly authorized attorney with written notice substantially in the form of
Exhibit 13.00 hereof, and only in compliance with the preceding paragraph. The
-------------
Company may issue appropriate stop orders to its transfer agent to prevent a transfer in violation of the preceding paragraph.

14. Closing of Books. The Company shall not close its transfer books against the transfer of this Warrant or any Common Stock or other securities issuable upon the exercise of this Warrant in any manner which interferes with the exercise of this Warrant.

15. Replacement of Warrant. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) if required by the Company, upon delivery of an indemnity agreement with surety in such reasonable amount as the Company may determine thereof, the Company at its expense will issue in lieu thereof a new Warrant of like tenor.

16. Investment Covenant. The Holder by its acceptance hereof covenants that this Warrant is, and any stock issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.

17. Notice. Any notice or other communication required by this Warrant to be given to the Holder shall be provided according to the notice provisions in the Warrant Purchase Agreement.

18. Waiver of Jury Trial. THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS WARRANT OR THE DEALINGS OF THE PARTIES IN RESPECT HERETO. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL TERM OF THIS WARRANT AND THAT THE HOLDER WOULD NOT EXTEND ANY FUNDS UNDER THE LOAN DOCUMENTS IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS WARRANT. THE COMPANY ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. THE COMPANY AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf by its undersigned officer, and its corporate seal to be hereunto affixed, as of the date first above written.

                                Net-tel Communications, Inc.

Attest:

By:  /s/ Thomas Lera           By:   /s/ James F. Kenefick
   ---------------------           -------------------------------
   Thomas Lera, Secretary          James F. Kenefick, President

                                  Exhibit 9.00

                            IRREVOCABLE SUBSCRIPTION

To:  Net-Tel Communications, Inc.

Gentlemen:

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing _________________ shares of the Common Stock of your company, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of


------------------------------------------------------------------------------
(Name)


------------------------------------------------------------------------------
(Address)


------------------------------------------------------------------------------
(Taxpayer Number)

and deliver to _______________________________________________________________
                   (Name)


------------------------------------------------------------------------------
(Address)

The exercise price of $________________ is enclosed.


Date:__________________________________________


Signed:________________________________________ (Name of Holder, Please Print)


------------------------------------------------------------------------------
(Address)


------------------------------------------------------------------------------
(Signature)

                                 Exhibit 13.00

                                   ASSIGNMENT

FOR VALUE RECEIVED: __________________________________________________________


------------------------------------------------------------------------------
(Name)


------------------------------------------------------------------------------
(Address)


                 the attached Warrant together with all right, title and
----------------
interest therein, and does hereby irrevocably appoint ______________________ attorney to transfer said Warrant on the books of Net-Tel Communications, Inc., with full power of substitution in the premises.


Done this _____ day of _______________, 19___.



Signed:______________________________________


By:__________________________________________


Its:_________________________________________

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